Exhibit 99.1

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS (Unaudited)

The following pro forma statement of operations (unaudited) adjusts the historical consolidated statement of operations of Aeroflex Incorporated and subsidiaries for the six months ended December 31, 2003 for the effects of the acquisition of MCE Technologies, Inc. (“MCE”) on September 3, 2003.  The acquisition of MCE was accounted for under the purchase method of accounting.  The pro forma statement of operations gives effect to the acquisition described in Item 2 of the Form 8-K filed on September 3, 2003, as if it had occurred on July 1, 2003.

The pro forma statement of operations does not purport to be indicative of the operating results that would have been achieved had the acquisition been effected on the dates indicated, are not necessarily indicative of future operating results and should not be used as a forecast of future operations.  This statement should be read in conjunction with the accompanying notes.

AEROFLEX INCORPORATED AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

REFLECTING THE ACQUISITION OF MCE TECHNOLOGIES, INC.

SIX MONTHS ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)

	Historical Aeroflex	Historical Pre-acquisition MCE	Pro Forma Adjustments(1)		Pro Forma Results after Acquisition

Sales	$187,446	$9,614	$(69	)(a)	$196,991
Cost of sales	105,931	5,964	(69	)(a)	111,826
Gross profit	81,515	3,650	—		85,165
Selling, general and administrative costs	47,991	2,684	134	(b)	50,809
Research and development costs	22,353	971			23,324
Acquired in-process R&D	4,220	—			4,220
Impairment charge	9,100	—			9,100
Operating loss	(2,149)	(5)	(134)		(2,288)

Other expense (income)
Interest expense	863	937	(832	)(c)	968
Other expense (income), net	202	(52)	16	(d)	166

Total other expense (income)	1,065	885	(816)		1,134
Income (loss) from continuing operations before income taxes	(3,214)	(890)	682		(3,422)
Provision (benefit) for income taxes	(1,218)	(215)	136	(e)	(1,297)
Income (loss) from continuing operations	$(1,996)	$(675)	$546		$(2,125)

Income (loss) from continuing operations per common share
Basic	$(.03)				$(.03)
Diluted	$(.03)				$(.03)

Weighted average number of common shares outstanding
Basic	64,258				66,314
Diluted	64,258 (2)				66,314 (2)

(1)  See notes to unaudited pro forma statement of operations.

(2)  As a result of the loss, all options are anti-dilutive

AEROFLEX INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA  STATEMENT OF OPERATIONS  (Unaudited)

SIX MONTHS ENDED DECEMBER 31, 2003

A.                                   BASIS OF PRESENTATION

The accompanying unaudited pro forma statement of operations presents the results of operations of Aeroflex Incorporated and subsidiaries (“ARX”) giving effect to the acquisition of MCE Technologies, Inc.  (“MCE”) as if it occurred on July 1, 2003.   The acquisition of MCE by ARX was accounted for as a purchase and accordingly, the purchase price was allocated to the assets and liabilities of MCE based on their fair values at September 3, 2003 (the date of acquisition).

B.                                     PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying pro forma statement of operations of ARX gives effect to the following pro forma adjustments and assumptions:

a.                                       Eliminate MCE’s sales to ARX;

b.                                      Reverse MCE’s historical intangible amortization and record amortization based upon estimated average remaining lives of acquired intangible assets (8 years);

c.                                       Reverse MCE’s historical interest expense associated with obligations retired upon acquisition and record interest expense on ARX indebtedness incurred to retire such obligations;

d.                                      Elimination of MCE’s historical other income related to the change in fair value of warrants outstanding in connection with MCE indebtedness that were retired upon acquisition; and

e.                                       To provide for income taxes for the six-month period ended December 31, 2003, as if MCE was consolidated with ARX for tax purposes as of July 1, 2003.